Exhibit 99.1

Runway Growth Finance Provides Third Quarter 2021 Portfolio Update

- Completed Six Investments in New and Existing Portfolio Companies

- Total Loan Commitments and Investment Fundings Grows To $1.2 Billion and $1.0 Billion Since Inception

WOODSIDE, Calif., October 7, 2021—Runway Growth Finance Corp. (“Runway Growth”), a leading provider of flexible capital solutions to late-stage and growth companies seeking an alternative to raising equity, today announced a portfolio update for the third quarter ended September 30, 2021.

“Investment activity continued to increase in the third quarter, deploying $100 million in loans to six new and existing portfolio companies and surpassing $1 billion in cumulative loans funded since inception,” said David Spreng, Founder and CEO of Runway Growth. “This heightened investment activity enabled us to offset higher than normal prepayment levels."

Originations

In Q3 2021, Runway Growth funded six investments: two investments in new portfolio companies, one new investment in an existing portfolio company; and three follow-on investments in existing portfolio companies. These include:

●	Completion of a $55 million senior secured term loan commitment to Route 92 Medical, Inc. (“Route 92”), funding $13 million at close. Founded in 2015 and based in San Mateo, CA, Route 92 is a medical device company that develops neuro-interventional devices with a focus on treating acute ischemic stroke and hemorrhagic stroke;
●	Providing a new $35 million senior secured term loan to existing portfolio company, CloudPay Inc. (“CloudPay”), which refinanced and upsized the company’s previous $25 million senior secured term loan. Founded in 1996 and based in the United Kingdom, CloudPay provides a cloud-based proprietary platform for global payroll and treasury services;
●	Completion of a $44.1 million senior secured term loan commitment to Snagajob.com Inc. (“Snagajob”), funding $37.3 million at close. Runway Growth also served as agent in a $65 million senior secured term loan commitment to Snagajob. Founded in 2000 and based in Richmond, VA, Snagajob is the largest platform/marketplace for hourly work with 100 million registered hourly workers and 500,000 employer locations in the United States and Canada; and
●	Completion of $16 million of follow-on fundings to existing portfolio companies: Allurion Technologies, a pioneering leader in the development of innovative, scalable and trusted weight loss experiences; Fidelis Cybersecurity, a cybersecurity company focused on threat detection, hunting and targeted response of advanced threats and data breaches; and Fiscal Note, a global technology company that provides software and political intelligence around legislative and regulatory risk.

Liquidity Events

During the third quarter ended September 30, 2021, Runway Growth experienced the following liquidity events totaling $106.9 million:

●	Aria Systems, Inc. prepaid its outstanding principal balance of $30.2 million including interest and associated fees;
●	CloudPay prepaid its outstanding principal balance of $25.6 million including interest and associated fees;
●	Porch Group Inc. prepaid its outstanding principal balance of $42.8 million including interest and associated fees. Runway Growth also liquidated its holdings in Porch common stock during the third quarter;
●	Pivot3 Holdings, Inc. made a partial prepayment of $7.6 million on its senior secured term loan; and
●	Brilliant Earth Group, Inc. (NASDAQ: BRLT) closed an Initial Public Offering (“IPO”) on September 27, 2021. In conjunction with the IPO, Runway Growth exercised existing warrants and received securities convertible into the equivalent of 526,845 shares of Class A common stock of BRLT.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late-stage and growth companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor that was formed in 2016 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

IR Contacts:

Alex Straus, Prosek Partners, astraus@prosek.com

Thomas B. Raterman, Chief Financial Officer, tr@runwaygrowth.com